Exhibit 99.1

News Release

For Immediate Release
September 22, 2010

Federal Home Loan Bank of San Francisco
Announces Results of Arizona Member Director Election

San Francisco--The Federal Home Loan Bank of San Francisco today announced that incumbent member director W. Douglas Hile has been declared elected to a new four-year term on the Bank's board beginning January 1, 2011, and ending December 31, 2014.

Mr. Hile, who is in the member director position designated for the state of Arizona, is the Community Development Officer of West Valley National Bank, Avondale, Arizona. He was the only nominee accepting nomination in Arizona and has been declared elected under Federal Housing Finance Agency regulations.

About the Federal Home Loan Bank of San Francisco
The Federal Home Loan Bank of San Francisco delivers low-cost funding and other services that help member financial institutions make home mortgages to people of all income levels and provide credit that supports neighborhoods and communities. The Bank also funds community investment programs that help members create affordable housing and promote community economic development. The Bank's members-its shareholders and customers-are commercial banks, credit unions, savings institutions, thrift and loans, and insurance companies headquartered in Arizona, California, and Nevada.

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Contact:

Lucia Marques, 415-616-2786
marquesl@fhlbsf.com